EXHIBIT 99.1

Laboratory Corporation of America-Registered Trademark-Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  (336) 584-5171

For Immediate Release
Contact:  Pamela Sherry - (336) 436-4855
Shareholder Direct: (800) LAB-0401
Company Information: www.LabCorp.com

LABCORP-REGISTERED TRADEMARK-SCHEDULED TO PRESENT AT THE WACHOVIA
SECURITIES CANCER DIAGNOSTICS CONFERENCE

Burlington, NC, February 23, 2004 - Laboratory Corporation of America - Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced that Myla Lai-Goldman, M.D., LabCorp executive vice president, chief scientific officer and medical director, is scheduled to speak at the Wachovia Securities Cancer Diagnostics Conference in New York, NY on February 24, 2004 at 9:00 a.m. Eastern Time. A live audio webcast of the presentation will be available via the Company web site at www.LabCorp.com.A replay of the audio webcast will be available through March 24, 2004.

About LabCorp
Laboratory Corporation of America -Registered Trademark- Holdings is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.9 billion in 2003, approximately 23,000 employees nationwide, and more than 220,000 clients, LabCorp offers over 4,400 clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2002 and will be included in the Company's form 10-K for the year ended December 31, 2003, when filed.